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                                                                   EXHIBIT 10.80

Sun Microsystems, Inc.
2550 Garcia Avenue
Mountain View, CA 94043-1100
415 960-1300

                                PROMISSORY NOTE

$120,000.00                                            Mountain View, California
                                                               December 30, 1992

     In installments as stated in the Note, for value received, Chester Silvestri and Irene Silvestri (hereinafter collectively referred to as "Borrower") hereby promise to pay to Sun Microsystems, Inc., a Delaware corporation ("Lender") or order, at its offices at 2550 Garcia Avenue, Mountain View, California, or at such other place as Lender may from time to time designate in writing, the principal sum of One Hundred Twenty Thousand Dollars ($120,000.00) on the following terms:

1. PAYMENT: The principal due pursuant to this Note shall be paid in full on or before July 30, 1994 in lawful money of the United States. This Note shall bear no interest; however, Borrower acknowledges that the federal, state and local tax authorities may impute interest and that any tax(es) on such imputed interest shall be the sole obligation of Borrower. This Note may be prepaid at any time.

2.  DEFAULT AND ACCELERATION:

     A. Full Acceleration: Unless otherwise prohibited by law, upon the occurrence of any of the following events, the Holder of this Note shall have the option, without demand or notice, to declare the entire balance of principal of this Note to be immediately due and payable:

          (i) Borrower defaults in the payment of principal when due pursuant to the terms hereof or defaults in the performance of any obligation of Borrower or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrower for the purpose of securing this Note;

          (ii) Thirty (30) days after (a) Lender is notified that Chester Silvestri is terminating his employment with Lender, or (b) Lender terminates Chester Silvestri's employment for cause.

     For purposes of this Note, the term "cause" shall mean Chester Silvestri's misfeasance, malfeasance or misconduct, dishonesty or gross negligence in connection with his employment or such other conduct that reflects adversely upon the Lender.

     B.  Partial Acceleration:

          (i) In the event that Chester Silvestri dies or is disabled for a period of more than six months, principal due hereunder shall be accelerated and (50%) fifty percent of the principal shall be paid in twelve (12) equal monthly installments, (i) with the first such monthly payment due, in the event of his death, on the date ninety
              (90) days after his death, and, in the event of his disability, on the date which is six (6) months from the date that Chester Silvestri becomes disabled, and (ii) the successive monthly payments being due each month thereafter on the first day of each such month. The remaining fifty percent (50%) of the principal shall be due in a balloon payment on the first day of the thirteenth month following the date of the first payment made pursuant to this accelerated payment schedule. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THE FOREGOING PAYMENT SCHEDULE EXTEND THE DUE DATE OF THIS NOTE BEYOND JULY 30, 1994 AT WHICH TIME ANY UNPAID BALANCE SHALL BE DUE AND PAYABLE IN FULL.

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3.  ATTORNEY'S FEES:  In the event of any default hereunder, Borrower hereby promises to pay all costs of collection, including reasonable attorney's fees incurred by Lender hereof on account of such collection, whether or not suit is filed hereon.

4. WAIVER: The waiver by Lender hereof of any breach of or default under any terms, covenant or condition contained herein or in any of the agreements referred to above shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of or default under the same or any other such term, covenant or condition.

5. NO USURY: Borrower hereby represents and warrants that at no time shall the proceeds of the indebtedness evidenced hereby be used "primarily for personal, family, or household purposes" as that term is defined and used in
    Article XV of the California Constitution (as amended from time to time).

6. GENERAL PROVISIONS: This Note shall be goverened by and construed in accordance with the laws of the State of California. The makers, guarantors and endorsers of this Note hereby severally waive presentment for payment, protest and demand, notice of notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrower hereby waives the defense of the statute of limitations in any action of this Note to the extent permitted by law. The terms of this Promissory Note constitute the entire agreement and understanding between the parties and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

                                            AS BORROWER:

                                            /s/ CHESTER SILVESTRI
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                                            /s/ IRENE N. SILVESTRI
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